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                                                                  Exhibit 10.2

                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made and entered into as of the 6th day of June, 2001 by and among Hypercom Corporation, a Delaware corporation ("PARENT"), Hypercom U.S.A., Inc., a Delaware corporation ("USA") and Hypercom Horizon, Inc., a Missouri corporation ("HORIZON") (Parent, USA and Horizon, each a "BORROWER" and collectively, the "BORROWERS"), and Michelle Investments LLC, an Illinois Iimited liability company ("LENDER"), with reference to the following facts:

                                    RECITALS:

         A. Lender has agreed to loan to Borrowers and Borrowers have agreed to borrow from Lender the sum of $15,000,000 as more fully described herein (the "LOAN") and as evidenced by that certain promissory note of even date herewith, a copy of which is attached hereto as EXHIBIT 1 and incorporated herein in its entirety by this reference (the "NOTE");

         B. Hypercom Transaction Systems Group, a division of USA ("SYSTEMS"), has entered into that certain Agreement dated September 13, 2000 with Concord Equipment Sales, Inc. ("CONCORD SALES"), a copy of which is attached hereto as
EXHIBIT 2. As part of this Agreement, USA desires to pledge to Lender, as part of the Collateral, as defined herein, pledged as security for the Loan, all of USA's rights, title and interest in and to the Concord Agreement and any successor, renewal, substitute, replacement or amended agreement relating to the subject matters thereof either between Systems, USA, Parent or any of their Affiliates, as defined herein, on the one hand, and Concord Sales or any of its affiliates, on the other hand (collectively, the "CONCORD AGREEMENT");

         C. As part of this Agreement, USA desires to pledge to Lender, as part of the Collateral pledged as security to Lender for the Loan, all of Borrower's right, title and interest in and to the stock of Horizon;

         D. As part of this Agreement, Horizon desires to pledge to Lender as part of the Collateral pledged as security to Lender for the Loan all of Horizon's assets, whether now or hereafter acquired, of any kind whatsoever and wherever located, including without limitation, all of Horizon's accounts, inventory, equipment, intangibles, notes, agreements, and any proceeds of the foregoing; and

         E. As additional consideration for the making the Loan, Parent has granted to Lender a warrant of even date herewith to acquire Parent's common stock (the "WARRANT") upon the terms and conditions of such Warrant.
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         NOW, THEREFORE, in consideration of the recitals and the mutual representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                  INCORPORATION

         1.1 INCORPORATION. The Recitals set forth above and the Exhibits attached hereto are true and correct and are incorporated into this Agreement by this reference as if they were fully set forth herein.

                                   ARTICLE II
                                    THE LOAN

         2.1 AGREEMENT TO BORROW AND LEND. Borrowers agree to borrow from Lender, and Lender agrees to lend to Borrowers, an amount not to exceed the amount of the Loan on the terms of and subject to the conditions of this Agreement.

         2.2 ISSUANCE OF THE WARRANT. As additional consideration for the Loan, Parent hereby issues the Warrant to Lender in substantially the form attached hereto as EXHIBIT 3 and incorporated herein in its entirety by this reference.

         2.3 CONDITIONS PRECEDENT TO DISBURSEMENT OF LOAN PROCEEDS. Lender must be satisfied with or receive the following items, in form and content acceptable to Lender, before it is required to extend any funds to Borrowers under this
Agreement:

                  2.3.1 Documents. This Agreement, the Note, the Warrant, any and all other agreements, documents, and instruments heretofore or now executed by any Borrower and delivered to Lender in connection with the Loan (the foregoing, the "LOAN DOCUMENTS"), and all other documents, releases and instruments which Lender determines are reasonably necessary to consummate the transactions contemplated hereby;

                  2.3.2 Authorizations. Evidence that the execution, delivery and performance by each Borrower of this Agreement and the Loan Documents and any instrument or agreement required under this Agreement and the Loan Documents have been duly authorized;

                 2.3.3 Evidence of Priority. Evidence that security interests and liens in favor of Lender are valid, enforceable, and prior to all others' rights and interests;

               2.3.4 Insurance. Evidence of insurance coverage, as required in
SECTION 5.8 of this Agreement;




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                  2.3.5 No Default. No Event of Default has occurred under this
Agreement or under any of the Loan Documents, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute an Event of Default under this Agreement or under any of the other Loan Documents;

               2.3.6 Borrowers' Attorney's Opinions. An opinion of Borrowers' counsel from counsel located in Arizona and Missouri in form and substance satisfactory to Lender;

               2.3.7 Completion of Due Diligence. Lender shall have completed its due diligence of all Borrowers and shall be reasonably satisfied with the results of such due diligence investigation;

               2.3.8 Third Party Consents, Releases and Waivers. Borrowers shall have delivered to Lender all necessary third party consents, releases and waivers from Borrower's existing lenders, banks, Affiliates and other third parties;

                  2.3.9 Assignment of Rights under Concord Agreement. USA shall have obtained and delivered to Lender the assignment of the Concord Agreement which assignment shall be approved by Concord and provide, among other things, that all payments payable to USA under the Concord Agreement shall be paid directly to Lender as Borrowers' payment under the Note evidencing the Loan to reduce the principal amount of the Loan until such time that all of the Borrowers' Liabilities, as defined herein, have been paid in full;

               2.3.10 Fees and Expenses. Lender shall have received payment in full of those fees and expenses to which Lender is entitled to hereunder.

                  2.3.11 Release of Rights of Contribution, Subrogation and Inter-Company Debts. Lender shall have received written releases and waivers of rights of contribution, subrogation and inter-company debts from the Borrowers and its Affiliates with regard to Horizon which releases and waivers become effective in the event Lender forecloses on any of the Collateral which pertains to Horizon.

               2.3.12 Deeds of Trust re: Leases. Lender shall have received leasehold deeds of trust with respect to the Missouri real estate locations occupied by Horizon and the landlords' consents thereto.

               2.3.13. Assignment of Lease. Parent shall have assigned its interest in the lease of 9301 Dielman to Horizon.

               2.4 INTEREST. Interest on funds advanced hereunder shall (i) accrue at the interest rate set forth in the Note; and (ii) be paid by Borrowers to Lender as provided for in the Note.



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         2.5 MATURITY DATE. The entire principal balance of the Loans and all accrued and unpaid interest thereon shall be due, if not sooner paid, on the maturity dates set forth in the Note and the Loan Documents.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and make the Loan to Borrowers, each of the Borrowers, jointly and severally, with respect to itself and each of the other Borrowers, hereby represents, warrants and covenants to Lender as follows except to the extent set forth on the Borrowers' Disclosure Schedule attached hereto as SCHEDULE 3:

         3.1 ORGANIZATION. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except where the failure to be so qualified would not have a material adverse effect. SCHEDULE 3.1 lists all jurisdictions in which each Borrower is qualified to do business as a foreign corporation.

         3.2 AUTHORIZATION. This Agreement and the other Loan Documents are within each Borrower's powers, have been duly authorized, and do not conflict with any organizational papers of each Borrower.

         3.3 ENFORCEABLE AGREEMENT. This Agreement and the other Loan Documents, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms. No basis presently exists for (i) any claim against Lender under this Agreement, under the other Loan Documents or with respect to the Loan or (ii) to the best of each Borrower's knowledge, any defense of any kind to the enforcement of this Agreement and the other Loan Documents.

         3.4 SOLVENCY. The fair saleable value of the assets of each Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Agreement and the other Loan Documents. Each Borrower (a) does not have unreasonably small capital in relation to the business in which it is, or proposes to be, engaged and (b) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, debts beyond its ability to pay such debts as they become due.

         3.5 FICTITIOUS BUSINESS NAMES. No Borrower has used any corporate or fictitious name (including d/b/a's, tradenames or the like) during the five (5) years


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preceding the date hereof, other than the corporate name under which it has executed this Loan Agreement.

         3.6 NO VIOLATIONS OR CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement and the other Loan Documents will not: (i) violate any provision of any Borrower's Articles of Incorporation or bylaws or provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority,(ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any material (individually or in the aggregate) indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which such Borrower is a party or by which such Borrower may be bound, (iii) do not require the consent, registration or approval of any governmental authority or any other person or entity (except such as have been duly obtained, made or given, and are in full force and effect), and (iv) will not, except as contemplated herein, result in the imposition of any liens upon any of its properties. No consent or authorization of, filing with or other act by or in respect of, any governmental authority or any other person or entity is required in connection hereunder, the grant of the liens pursuant to the Loan Documents, the continuing operations of any Borrower or with the execution, delivery, performance, validity or enforceability of this Loan Agreement, the Warrant, the Note or the other Loan Documents, except for the filing of the UCC financing statements and consents or authorizations which have been obtained or filings which have been made and which, in each case, are in full force and effect.

         3.7 NO EVENT OF DEFAULT. No event has occurred which is, or with notice or lapse of time or both would be, an Event of a Default under this Agreement.

         3.8 NO LAWSUIT OR MATERIAL ADVERSE CONDITION. There is no lawsuit, tax claim, investigation, arbitration, governmental proceeding or other dispute pending or threatened, or any judgment outstanding, against any of the Borrowers. In addition, no condition, circumstance, event, agreement, document, instrument, restriction, or proceeding (or threatened proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted to Lender under this Agreement and the other Loan Documents or which could materially adversely affect the ability of any Borrower to perform its obligations under this Agreement or the other Loan Documents.

         3.9 COLLATERAL. Each of Horizon and USA owns the property granted by it as Collateral under the Loan Documents, free and clear of any and all Liens in favor of third parties. Upon the proper filing of the UCC financing statements and the possession of the Pledged Stock, as defined herein, the liens granted pursuant to this Agreement and the other Loan Documents will constitute the valid and enforceable first, prior and perfected liens on the Collateral, as defined herein.

         3.10 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to Lender in connection with the Loan, including the most recently provided


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financial statements of each Borrower, are: (i) sufficiently complete to give
Lender accurate knowledge of each Borrower's financial condition; (ii) true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present in all material respects the respective financial conditions and results of operations of the entities which are their subjects; and (iii) in compliance with all material government regulations that apply. Since the date of the most recently provided financial statements of each Borrower there has been no material adverse change in the assets or the financial condition of such Borrower.

         3.11 NO MISSTATEMENT OR OMISSION OF MATERIAL FACT. This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, affidavits, agreements, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

         3.12 PERMITS, FRANCHISES AND LICENSES. Each Borrower has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are reasonably necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted. No Borrower is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval which would have a material adverse effect upon the business currently conducted by such Borrower.

         3.13 NO USURY. The Loan is being made to corporate commercial enterprises carried on for the purpose of investment or profit, and the payment or the contracting for the payment, by each Borrower of all amounts required to be paid in connection with the Loan as provided under the Note and the other Loan Documents will not result in the violation of the provisions of any applicable laws limiting or regulating the payment of interest on obligations.

         3.14 TAXES.

                  3.14.1 Borrowers' Taxes and Tax Returns. The Borrowers have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including information returns) in respect of each Borrower's taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information filed is complete and accurate in all material respects. All deductions taken by any Borrower as reflected in such income tax returns have been taken in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being

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challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                  3.14.2 Payment. All taxes, assessments, fees and other governmental charges payable by any Borrower in respect of their incomes, franchises, businesses, properties or otherwise ("BORROWER TAXES") in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor in the Borrower's financial statements, and no such Borrower has any liability for taxes in excess of the amounts so paid or reserves so established.

                  3.14.3 No Challenges. No deficiencies for Borrower Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against any Borrower and no tax liens have been filed. There are no pending or, to the best of the knowledge of any Borrower, threatened audits, investigations or claims for or relating to any liability in respect of Borrower Taxes, and there are no matters under discussion with any governmental authorities with respect to Borrower Taxes which are likely to result in a material additional liability for Borrower Taxes. The federal income tax returns of the Borrower have been audited by the Internal Revenue Service and such audits have been closed or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the 1996 fiscal year. No extension of a statute of limitations relating to Borrower Taxes is in effect with respect to any Borrower.

                  3.14.4 No Agreements. No Borrower has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of Borrower Taxes.

         3.15 NO BANKRUPTCY. No Borrower has any present intention of filing any petition, initiating any proceeding under, or otherwise seeking the protection of the United States Bankruptcy Code or any state law concerning bankruptcy, reorganization, insolvency, moratorium, receivership or creditor's rights or debtor's obligations generally, or making an assignment for the benefit of creditors or entering into a composition or similar agreement.

         3.16 OTHER OBLIGATIONS. No Borrower is in default of any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation except as otherwise disclosed to Lender in writing.

         3.17 LOCATIONS OF OFFICES, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of each Borrower is set forth on SCHEDULE 3.17. The original books and records of each Borrower, and all of their respective chattel paper and records of accounts, are maintained exclusively at such locations. There is no location at which any Borrower has any Collateral (except for vehicles and inventory in transit for processing in the ordinary course of business) other than those locations identified on
SCHEDULE 3.17. SCHEDULE 3.17 also contains a complete list of the legal names and addresses of each warehouse at which inventory is stored. Horizon's bylaws,


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minutes and stock records, which have been provided to Lender, are the true and correct records of Horizon. The assets of Horizon are not commingled with the assets of any other person or entity, and Horizon in the ordinary course of its business does not make use of any assets owned by any other Borrower or any Affiliate.

         3.18 NO BROKERAGE FEES. No brokerage fees or commissions are payable by or to any person in connection with this Agreement, the other Loan Documents or the Loan.

         3.19 SUBSIDIARIES. USA is a wholly owned subsidiary of Parent and Horizon is a wholly owned subsidiary of USA. SCHEDULE 3.19 identifies all other subsidiaries and Affiliates of each Borrower. There are no proxies, irrevocable or otherwise, with respect to the securities of Horizon and no such securities are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital securities of Horizon, and there are no contracts, commitments, understandings or arrangements by which Horizon is or may become bound to issue additional capital securities convertible into or exchangeable for such securities. Hypercom Transaction Systems Group is a division of USA.

         3.20 PLEDGED STOCK. USA is the lawful owner of 100 shares of Horizon's common stock which shares constitute all of the issued and outstanding stock of Horizon. Such shares are duly authorized, validly issued, fully paid and non-assessable, and not subject to any restrictions. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge of such shares have been paid and will hereafter be paid by Horizon as such become due and payable. There are no restrictions upon the voting or other consensual rights associated with, or upon the transfer of, any such Pledged Stock.

         3.21 LABOR MATTERS. There are no labor controversies pending or, to the best knowledge of any Borrower after diligent inquiry, threatened, between any Borrower and any of their respective employees which would have a material adverse effect on their operations or business. No Borrower is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending against any Borrower or, to the best knowledge of any Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against any Borrower or, to the best knowledge of any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or, to the best knowledge of any Borrower, threatened against any of them and (iii) no union representation of any employees of any Borrower and no union organizing activities. SCHEDULE 3.21 also lists all employment agreements, policy manuals and other written understandings with employees of Horizon. Horizon's relationship with its employee's generally is good.


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         3.22 COMPLIANCE WITH LAW. No Borrower has (i) violated or failed to comply with any requirement of law except to the extent that the failure to so comply would not have a material adverse effect upon the properties or assets they own or (ii) any liability of which any Borrower has knowledge or reasonably should have knowledge in connection with any release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent, or other substance into the environment, or (iii) received any notice, letter or other indication of potential liability arising from the release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent or other substance into the environment. To Borrowers' knowledge, none of the operations of any Borrower is the subject of any federal or state investigation evaluating whether such Borrower disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

         3.23     ERISA.

                  3.23.1 Plans and Compliance. SCHEDULE 3.23 lists all plans, contracts, commitments, programs and policies (including, without limitation, any bonus, commission, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, employee ownership, salary continuation, severance, retirement, supplemental retirement, short or long term disability, hospitalization, major medical, life, dental and accident insurance, vacation and sick leave policies, death benefits or other employee benefit plans, contracts, commitments, programs and policies) maintained or assumed by Horizon as at the date hereof providing benefits to any employee, or former employee or agent of the business, whether or not any of the foregoing is funded, or with respect to which as of the date hereof Horizon has made any payments or contributions or may otherwise have any liability, contingent or absolute, including any such plan formerly maintained by Horizon with respect to which as of the date hereof Horizon has any continuing liability, contingent or absolute (collectively, the "EMPLOYEE PLANS"). Except as set forth in SCHEDULE 3.23 (i) Horizon has complied with the Employee Retirement Income Security Act, as amended, ("ERISA"), the Internal Revenue Code of 1986, as amended ("IRC"), the Americans with Disabilities Act, the Uniform Services Employment and Reemployment Act, the Family and Medical Leave Act and the Age Discrimination in Employment Act with respect to each Employee Plan, (ii) each such plan has been maintained and operated in accordance with the written terms of the governing plan documents, (iii) Horizon has not terminated any employee pension benefit plan or voluntary employees' beneficiary association within the past five (5) years, (iv) Horizon does not have any liability to provide any health or other welfare benefits (other than severance pay) to any employee subsequent to such employee's termination of employment (except as required by Part 6 of Title I of ERISA), and (v) Horizon has the right to amend or terminate each Employee Plan at any time.


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               3.23.2 Multi-Employer Plans. None of the Employee Plans is a
"multi- employer plan" as defined in Section 3(37) of ERISA.

                  3.23.3 Benefits. All material obligations of any kind of Horizon, whether arising by operation of law, by contract or by past custom or practice, through the date hereof for payments to any trust or other fund or to any governmental or administrative authority, with respect to pension benefits, unemployment compensation benefits, social security or other benefits or salaries, vacation, holiday, sick pay, bonuses and other forms of compensation (including, without limitation, medical, life, dental and accident insurance and other welfare benefits) for employees and former employees have been paid (if due and payable), fully funded or accruals therefor adequate for obligations through such date have been made or will be made consistent with past practice.

               3.23.4 Copies of Plans. Horizon has delivered to Lender true, complete and correct copies of all material documents embodying the Employee Plans.

                  3.23.5 Obligations to Retirees. Horizon has no obligation to any retired or former employee under any disability (long or short term), hospitalization, medical, dental or life insurance plans (whether insured or self-insured) or other employee welfare plan as defined in Section 3(1) of ERISA maintained by Horizon other than as required by law.

         3.24 INTELLECTUAL PROPERTY. Each Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities. Horizon has no registrations of patents, copyrights, trademarks service marks or applications therefor except as set forth on SCHEDULE 3.24.

         3.25 CONDITION OF ASSETS AND LEGALITY OF USE. Horizon's assets, to the extent applicable, are in good operating condition, ordinary wear and tear excepted. All such assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements), and no notice of any violation of any of such matters relating to such assets or their use has been received by Horizon. Horizon's assets constitute all of the assets used or useful in the ownership and operation of its business consistent with Horizon's prior operating practices.

         3.26 TITLE TO PROPERTY. All real estate owned, leased or used by Horizon is identified on SCHEDULE 3.26. Horizon has good and marketable title in fee simple to, or a valid leasehold interest in, all its real estate, and good title to all its other property, and none of such property is subject to any lien.

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         3.27 NO RESTRICTIONS ON BORROWING. No Borrower is subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

         3.28 STATUS OF ACCOUNTS. Each account of Horizon is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by Horizon in the ordinary course of its businesses; the goods and inventory being sold by Horizon and the accounts created thereby are the exclusive property of Horizon and are not and shall not be subject to any lien whatsoever other than those listed on SCHEDULE 3.28 and to the knowledge of Horizon, Horizon's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any material dispute, offset, defense or counterclaim.

         3.29 MATERIAL CONTRACTS. SCHEDULE 3.29 contains a true, correct and complete list of all of Horizon's material contracts currently in effect on the date hereof, true and correct copies of which have been provided to Lender. All of the material contracts are in full force and effect, and to the knowledge of Horizon no defaults currently exist thereunder. Other than as listed on SCHEDULE 3.29, Horizon has no liability or obligation (whether contingent or otherwise) under any guaranty or any indemnity, contribution or similar provision.

         3.30 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 3.30, Horizon is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Horizon is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of Horizon's business and (b) upon fair and reasonable terms no less favorable to Horizon than it could obtain in a comparable arm's-length transaction with an unaffiliated person. For purposes of this Agreement, "AFFILIATE" shall mean any party controlled by, controlling or under common control with any other party. Control means as to any party the ability to direct its actions and activities.

         3.31 NO ADVERSE CHANGE OR EVENT. Since December 31, 2000, Horizon has conducted its business in the ordinary course consistent with its historical operating procedures and practices, there has been no material change in the business, assets, liabilities, financial condition, results of operations or business prospects of Horizon, and no event has occurred or failed to occur, that has had or might have, either alone or in conjunction with all other such changes, events and failures, a material adverse effect. Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no default or Event of Default shall have occurred and be continuing. Lender: (i) acknowledges that Borrowers are in default of certain credit facilities and that, as a result of such defaults, Borrowers' cash liquidity has been constrained; and (ii) agrees that such defaults shall not be considered a breach of the representation provided herein.


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           3.32 NO UNDISCLOSED LIABILITIES. Except as described herein or pertaining to the transactions pursuant to this Agreement, Horizon is not subject to any liability, commitment or obligation (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise, in connection with its business, whether arising out of contractual obligation or otherwise, except for normal liabilities incurred in the ordinary course of business and those liabilities reflected on the Detailed Trail Balance for the Horizon Group dated April 30, 2001.

         3.33 POWERS OF ATTORNEY. Horizon is not a party to any guaranties. Horizon has not granted any power of attorney, whether general or specific, which is currently in force.

         3.34 ADDITIONAL ADVERSE FACTS. No fact or circumstance is known to a Borrower, that, either alone or in conjunction with all other such facts and circumstances, has had or might have (so far as such Borrower can foresee) a materially adverse effect except as disclosed herein.

         3.35 INTER-COMPANY DEBT. All existing debt of Horizon was created on an arms-length basis and the terms of such debt are at least as favorable as Horizon could have obtained from a third party.

                                   ARTICLE IV
                                    EXPENSES

         4.1 EXPENSES. Borrowers shall, jointly and severally, pay all of Lender's reasonable out-of-pocket costs and expenses incurred in connection with the making, disbursement, and administration of the Loan and in the exercise of any of Lender's rights or remedies under this Agreement (collectively, the "LOAN EXPENSES"). Such Loan Expenses include (a) charges for reasonable, hourly, legal fees and expenses of Lender's counsel to (i) represent Lender in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Lender, Borrowers or any other person) in any way or respect relating to the collateral secured by this Agreement or the other Loan Documents, (ii) to enforce any rights of Lender against Borrowers or any other individual or entity which may be obligated to Lender by virtue of this Agreement or the other Loan Documents;
(iii) take any action with respect to administration of Borrowers' liabilities to Lender to protect, collect, sell, liquidate or otherwise dispose of the Collateral pledged as security for the Loan under this Agreement or the other Loan Documents; (iv) attempt to or enforce any of Lender's rights or remedies under this Agreement or the other Loan Documents, including without limitation, Lender's rights or remedies with respect to the Collateral pledged as security therefor; and (v) the preparation of this Agreement, the Note, the Warrant and the other Loan Documents and (b) any other reasonable out-of-pocket fees and costs for services.

Borrowers acknowledge that amounts payable under this ARTICLE IV are not included in any loan, interest or other amounts due Lender from Borrowers related to the Loan.

                                    ARTICLE V
                        AFFIRMATIVE COVENANTS OF BORROWER

         Except as otherwise provided herein, so long as funds are due and owing to Lender under this Agreement and the Note:

         5.1 HORIZON FINANCIAL INFORMATION. Horizon shall furnish or cause to be furnished to Lender the following information within the following time periods:

                  5.1.1 Annually. As soon as available and in any event within ninety (90) days after the end of each fiscal year (i) a balance sheet, statement of operations and statement of cash flows (collectively, the "FINANCIAL STATEMENTS") as of the close of such fiscal year and for such fiscal year, together with comparisons to the Financial Statements for the prior year.

                  5.1.2 Quarterly. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of and for such period and for the current fiscal year to date, together with comparisons to the Financial Statements for the same periods in the prior year and to the most recent projections with respect to such periods all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of Horizon as having been prepared in accordance with GAAP.

                  5.1.3 Monthly. As soon as available and in any event within thirty (30) days after the end of each fiscal month (except the last fiscal month of any fiscal quarter, with respect to which such reports shall be delivered within forty-five (45) days after the end of such fiscal month (other than the last fiscal quarter of any fiscal year with respect to which such reports shall be delivered within ninety (90) days after the end of such fiscal month)), (i) Financial Statements as at the end of such fiscal month and statements of operations and cash flows for such fiscal month and for the current fiscal year to date, together with a comparison to the balance sheets, statements of operations and statements of cash flows for the same periods in the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of Horizon as having been prepared in accordance with GAAP;

         5.2 PARENT FINANCIAL INFORMATION. Parent shall promptly furnish or cause to be furnished to Lender, upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by Parent to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

         5.3 USA FINANCIAL INFORMATION. USA shall furnish or cause to be furnished to Lender information on a reasonably frequent basis and in a form reasonably sufficient to enable Lender to confirm the payments to which Lender is entitled under the Concord Agreement.

         5.4 OTHER REPORTS. Each of the Borrowers shall furnish or cause to be furnished to Lender (i) from time to time, such further information regarding the Collateral, business affairs and prospects and financial condition of each Borrower and each subsidiary of the Borrower as Lender may reasonably request,(ii) promptly and in any event within five (5) business days after becoming aware of the occurrence of a default or Event of Default, a certificate of the chief executive officer or chief financial officer of the relevant Borrower specifying the nature thereof and the proposed response thereto, each in reasonable detail; and (iii) within five (5) days after the occurrence thereof, notice of any casualty loss.

         5.5 AUDIT RIGHT. Lender shall have reasonable access, for the purpose of inspecting and/or auditing USA or any of its Affiliates' accounts, books, records and tax returns at all reasonable times with two (2) business days notice to insure that USA or such Affiliate, as the case may be, is making all required payments under the Note. If such inspection shows that payments required under the Note exceeded the payments made by USA or such Affiliate by more than two percent (2%), USA shall bear the cost of such inspection and audit.

         5.6 NOTICE TO LENDER. Borrowers shall promptly notify Lender in writing of (i) any lawsuit over $25,000 against Horizon or over $100,000 against any other Borrower; (ii) any substantial dispute between any Borrower and any government authority; (iii) any material adverse change in any Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit, (iv) termination, amendment, renewal, modification, extension or expiration of the Concord Agreement or of any other material agreement, and entry into any new material agreement (and supply a copy of all relevant documents); and (v) any failure to comply with this Agreement.

         5.7 BOOKS AND RECORDS. Each Borrower agrees to maintain books and records, including those pertaining to the Collateral, in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect Lender's interests in its accounts. Each Borrower agrees that Lender or its agents may enter upon the premises of such Borrower at any time during business hours with no less than two (2) business days notice, and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of an Event of Default and which has not otherwise been waived, for the purposes of (a) conducting field examinations and appraisals and inspecting, evaluating and verifying the Collateral, (b) inspecting and/or copying (at such Borrower's expense) any and all records pertaining thereto and (c) discussing the business affairs and prospects and financial condition of such with any officers, employees and directors of such Borrower or with such Borrower's accountants.

         5.8 INSURANCE; CASUALTY LOSS. Each Borrower agrees to maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to Lender in its commercially reasonable judgment. All policies covering the Collateral are to name Lender as an additional insured and the loss payee in case of loss, and are to contain such other provisions as Lender may reasonably require to fully protect the interest of Lender in the Collateral and to any payments to be made under such policies. Each Borrower shall diligently file and prosecute, or cause to be filed and prosecuted, all claims for any award or payment in connection with a casualty loss with respect to such Borrower to the extent that such prosecution would be in the best interests of such Borrower. Each Borrower shall receive in trust and pay to Lender, promptly upon receipt thereof, any and all insurance proceeds and payments received by such Borrower on account of any casualty loss with respect to the Collateral. Lender may, at its election and in its sole discretion, apply the proceeds realized from casualty losses to payment of accrued and unpaid interest or outstanding principal under the Loan then due and payable. After the occurrence and during the continuance of an Event of Default, (A) no settlement on account of any such casualty loss in excess of $25,000 with respect to a Borrower shall be made without the consent of Lender and (B) Lender may participate in any such proceedings and each Borrower shall deliver to Lender such documents as may be reasonably requested by Lender to permit such participation and shall consult with Lender, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower hereby irrevocably authorizes and appoints Lender its attorney-in-fact after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each such Borrower shall, upon demand of Lender, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Lender, free and clear of any encumbrances of any kind or nature whatsoever. Each Borrower will provide to Lender Certificates of Insurance from time to time as may be reasonably required to evidence compliance with the terms of this Section.

         5.9 COMPLIANCE WITH LAWS. Each Borrower agrees to comply in all material respects with all laws applicable to its business or its operations or to the Collateral or any part thereof, except where such non-compliance would not have a material adverse effect on the property, assets or business of such Borrower.

         5.10 MAINTENANCE OF PROPERTY. Horizon agrees to keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not to commit or suffer any waste with respect to any of its properties.

         5.11 PERFECTION OF LIENS. Each Borrower agrees to help Lender perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

         5.12 COOPERATION. Each Borrower agrees to take any action reasonably requested by Lender to carry out the intent of this Agreement.

         5.13     HAZARDOUS WASTE.

                  5.13.1 Indemnity Regarding Hazardous Substances. Each Borrower agrees to jointly and severally indemnify and hold Lender harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and expenses of Lender's counsel) or loss directly or indirectly arising out of or resulting from any of the following:

                  5.13.1.1 Any hazardous substance being present at any time, whether before, during or after any construction, in or around any part of the real property comprising properties owned or leased by any Borrower (the "REAL PROPERTY"), or in the soil, groundwater or soil vapor on or under the Real Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources;

                  5.13.1.2 Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance on any Real Property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower, whether or not the property has been taken by Lender as collateral.

Upon demand by Lender, each Borrower will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects the Real Property or which is brought or commenced against Lender, whether alone or together with any Borrower or any other person, all at Borrowers' own cost and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, Lender may elect to conduct its own defense provided that Lender gives written notice of such election to Borrowers. Borrowers shall pay all reasonable fees and costs, including attorney's fees, incurred by Lender in connection Lender conducting its own defense.

                  5.13.2 Representation and Warranty Regarding Hazardous Substances. Each Borrower represents and warrants that to the best of its actual knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Real Property.

                  5.13.3 Compliance Regarding Hazardous Substances. Each Borrower has complied, and will comply, with all laws, regulations and ordinances governing or applicable to hazardous substances as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Real Property or the operations of any Borrower. Each Borrower acknowledges that hazardous substances may permanently and materially impair the value and use of the Real Property. If any Borrower owns or shall become the legal or beneficial owner of all or any part of the Real Property, such Borrower will cause all occupants of the Real Property to comply, with all laws, regulations and ordinances governing or applicable to hazardous substances as well as the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Real Property or the operations of any such occupant of the Real Property.

                  5.13.4 Notices Regarding Hazardous Substances. Until full repayment of the loan or exercise or expiration of the Warrant, whichever is later, each Borrower will promptly notify Lender if it knows, suspects or believes there may be any hazardous substance in or around the Real Property, or in the soil, groundwater or soil vapor on or under the Real Property, or that any Borrower or the Real Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any hazardous substance.

                  5.13.5 Site Visits, Observations and Testing. Lender and its agents and representatives will have the right, during business hours with no less than two (2) business days notice, to enter and visit the Real Property and any other place where any property is located for the purposes of observing the Real Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Property. Lender is under no duty, however, to visit or observe the Real Property or to conduct tests, and any such acts by Lender will be solely for the purposes of protecting Lender's security and preserving Lender's rights under this Agreement. No site visit, observation or testing by Lender will result in a waiver of any default of any Borrower or impose any liability on Lender. In no event will any site visit, observation or testing by Lender be a representation that hazardous substances are or are not present in, on or under the Real Property, or that there has been or will be compliance with any law, regulation or ordinance pertaining to hazardous substances or any other applicable governmental law. No Borrower or any other party is entitled to rely on any site visit, observation or testing by Lender. Lender owes no duty of care to protect any Borrower or any other party against, or to inform any

Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Property. Lender will not be obligated to disclose to any Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by Lender. In each instance, Lender will give the respective Borrower, during business hours with no less than two (2) business days notice, reasonable notice before entering the Real Property or any other place Lender is permitted to enter under this paragraph. Lender will make reasonable efforts to avoid interfering with any Borrower's use of the Real Property or any other property in exercising any rights provided in this paragraph.

                  5.13.6 Continuation of Indemnity. Borrowers' obligations to Lender under this SECTION 5.13.6 will survive termination of this Agreement, exercise or expiration of the Warrant and repayment of all Borrowers' obligations to Lender under this Agreement, and will also survive as unsecured obligations after any acquisition by Lender of the Collateral by foreclosure or any other means.

         5.14 CONCORD AGREEMENT. USA hereby agrees to irrevocably direct Concord Sales, at or before the closing, to make all payments due to USA under the Concord Agreement directly to Lender until all of Borrowers' obligations to pay principal and interest to Lender as set forth in the Note have been fully paid and satisfied. After all principal and interest under the Note have been fully paid and satisfied, Lender shall have no right to receive amounts otherwise due and owing any of the Borrowers under the Concord Agreement. For tax purposes, such payments will be deemed to have been received by USA as income and thereafter as payment by the Borrowers of principal and interest under the Note. In the event any Affiliate of USA becomes a party to any successor agreement to the Concord Agreement, the Borrowers will cause such Affiliate to comply with the payment and allocation procedures set forth in the preceding sentence. The foregoing to the contrary notwithstanding, without the Lender's consent, USA will not permit any other person or entity to become a party to the Concord Agreement or any other security interests or liens to attach to the Concord Agreement.

         5.15 CORPORATE EXISTENCE Each Borrower shall (a) maintain its corporate existence and (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or desirable in the reasonable view of management of such Borrower to the profitable conduct of their businesses. Horizon shall continue to conduct, and limit its operations to, the same general lines of business as currently conducted by it.

         5.16 ERISA. Each Borrower shall establish, maintain and operate all employee benefit or welfare plans to comply in all material respects with the provisions of ERISA, the Code, and all other requirements of law, other than to the extent that any Borrower (i) is in good faith contesting by appropriate proceedings the validity or application of any such provision, law, rule, regulation or interpretation and (ii) has made an adequate reserve or other appropriate provision therefor as required in order to be in conformity with GAAP.

         5.17 SECURITY INTERESTS. Each Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. USA and Horizon shall comply with the requirements of all state and federal laws in order to grant to Lender valid and perfected first priority security interests in the Collateral. Lender is hereby authorized by each Borrower to file any UCC financing statements covering the Collateral whether or not the Borrowers' signatures appear thereon. Each Borrower shall do whatever Lender may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Lender's representatives; keeping stock records; and, paying claims which might, if unpaid, become a lien on the Collateral.

         5.18 BORROWERS' TAXES. Each Borrower agrees to pay, when due, all taxes lawfully levied or assessed against such Borrower or any of its properties, including any of the Collateral, before any penalty or interest accrues thereon; provided that, unless such Borrower's taxes have become a federal tax or ERISA lien on any of the assets of such Borrower, no such Borrower's taxes need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         5.19 USE OF PROCEEDS. The Loan made to the Borrowers hereunder shall be used by the Borrowers as follows: not less than $7,500,000 for working capital and other corporate purposes and to pay the costs and expenses of the transactions contemplated by this Agreement which are due and payable on the date hereof, and the balance to prepay certain indebtedness of the Borrower as agreed by Lender.

         5.20 INTELLECTUAL PROPERTY. Horizon shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of patents, copyrights, trademarks, service marks and other marks, trade names or other trade rights which are necessary or advisable, in the view of management of Horizon to conduct its business as is currently being operated.

         5.21 FURTHER ASSURANCES. Each Borrower shall take all such further actions and execute all such further documents and instruments as Lender may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Loan Documents, to cause the execution, delivery and performance of the Loan Documents to be duly authorized and to perfect or protect the liens (and the priority status thereof) of Lender on the Collateral.

         5.22 INTER-COMPANY DEBT. All inter-company debt incurred by Horizon which is owed to a Borrower or its Affiliates will be on terms at least as favorable as could be obtained from third parties. Borrowers will not permit any inter-company debt to be owed by Horizon to any Affiliate of a Borrower which has not executed and delivered to Lender a waiver and release of such debt to be effective upon foreclosure by Lender in form and substance satisfactory to Lender.

                                   ARTICLE VI
                         NEGATIVE COVENANTS OF BORROWER

         Except as otherwise provided herein or with the written consent of Lender, so long as funds are due and owing to Lender under this Agreement and the Note:

         6.1 OTHER DEBTS. Horizon shall not have outstanding or incur any direct or contingent liabilities for borrowed money or capital lease obligations, or become liable for the liabilities of others without Lender's written consent, whether directly or indirectly, by guaranty or otherwise, except those obligations set forth on SCHEDULE 6.1. This does not prohibit (i) acquiring goods, supplies, or merchandise on normal trade credit; (ii) endorsing negotiable instruments received in the usual course of business; (iii) obtaining surety bonds in the usual course of business, (iv) inter-company debt incurred in the ordinary course of business and (v) additional debts and lease obligations for the acquisition of fixed or capital assets, to the extent the acquisition thereof is permitted elsewhere in this Agreement or does not exceed an aggregate amount of $50,000.

         6.2 CAPITAL EXPENDITURES. Horizon shall not, directly or indirectly, make payments for capital expenditures in any calendar year in excess of the sum of $250,000 or make any capital expenditures that are not directly related to the business conducted on the date hereof by Horizon.

         6.3      Reserved.

         6.4      Reserved.

         6.5 NO LIENS; JUDGMENTS. Horizon shall not, directly or indirectly, mortgage, assign, pledge, transfer, create, incur, assume, suffer to exist or otherwise permit any lien (whether as a result of a purchase money or title retention transaction, or other security interest, judgment or otherwise) to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the following (the "PERMITTED LIENS"): (i) Liens listed on SCHEDULE 6.5; (ii) liens of warehousemen, mechanics, material men, workers, repairmen, common carriers, landlords and other similar liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by Horizon by appropriate proceedings; (iii) liens for such Borrower's taxes not yet due and payable or which are being diligently contested in good faith by such Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Borrower for the payment of same; (iv) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance not to exceed an aggregate of $50,000 outstanding at any one time for Horizon; (v) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $50,000 outstanding at any one time for Horizon; (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Horizon and (vii) extensions and renewals of the foregoing Permitted Liens; provided that the aggregate amount of such extended or renewed liens is not increased and such extended or renewed liens are on terms and conditions no more restrictive than the terms and conditions of the liens being extended or renewed.

         6.6 NO SALE OF ASSETS. Horizon shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (a) inventory in the ordinary course of business, (b) obsolete or worn out property disposed of in the ordinary course of business and (c) other dispositions of assets, provided that (i) such other dispositions are for fair value; (ii) one hundred percent (100%) of the consideration for each of such other dispositions is received by such Borrower in the form of cash; and (iii) the consideration for such other dispositions does not exceed, in the aggregate for such Borrower, for any fiscal year, $100,000.

         6.7 NO CORPORATE CHANGES. Horizon shall not directly or indirectly, merge, consolidate or otherwise alter or modify its Articles of Incorporation or Bylaws, corporate name, mailing addresses, principal places of business, structure, status or existence, enter into or engage in any operation or activity materially different from that currently being conducted by Horizon, issue any additional shares of stock of any kind or type whatsoever, or any options, warrants, rights, securities or similar instruments convertible into the same or effect any change, whether by means of stock splits, reverse splits, combinations, reclassifications or otherwise, in any of its capital stock issued and outstanding as of the date hereof. USA shall not sell, transfer, pledge, hypothecate or otherwise encumber any of its right, title or interest in and to
(i) the Pledged Stock and (ii) any asset of USA that comprises any portion of the Collateral.

         6.8 NO GUARANTIES. Horizon shall not, directly or indirectly, issue, make or assume any guaranty, indemnity or obligation to contribute with respect to the liabilities of any other person or entity.

         6.9 MATERIAL AMENDMENTS OF MATERIAL CONTRACTS. Horizon shall not, directly or indirectly, without the prior written consent of Lender, such consent not to be unreasonably withheld, amend, modify, cancel or terminate any of its material contracts, except where such amendment, modification, cancellation or termination would not have a material adverse effect on Horizon or its assets or business.

         6.10 DISTRIBUTIONS. Horizon's stockholder(s) shall not receive any dividends or distributions of any kind from Horizon, except distributions permitted by SECTION 7.13 hereof.

         6.11 ADDITIONAL NEGATIVE COVENANTS. Without Lender's written consent, Horizon shall not: (i) engage in any business activities substantially different from its present business; (ii) liquidate or dissolve its business; or (iii) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

                                   ARTICLE VII
                     COLLATERAL - GRANT OF SECURITY INTEREST

         7.1 COLLATERAL. To secure the prompt payment to Lender of Borrowers' Liabilities (as hereinafter defined) and the prompt, full and faithful performance by each Borrower of all of the provisions to be kept, observed or performed by the Borrowers under this Agreement, the Note and/or the other Loan Documents, the following security interests are hereby granted:

         7.1.1    BY USA.

                  7.1.1.1 Horizon Pledge. USA hereby pledges and grants to Lender a first priority security interest in and to USA's right, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter acquired or arising and wherever so located: (a) all shares of capital stock of Horizon, including, without limitation, 100 common shares of Horizon represented by Certificate No. 1 ("PLEDGED STOCK"), (b) all warrants, options and other rights in and to, the capital stock of Horizon ("RIGHTS"), (c) all other property received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Stock and/or the Rights, and all of USA's rights thereto, including, without limitation, all dividends, cash and other payments and distributions of any kind whatsoever, and (d) all proceeds of the foregoing (collectively, the "STOCK COLLATERAL").

               7.1.1.2 Concord Agreement. USA hereby pledges and grants to Lender a first priority security interest in and to USA's right, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located: (a) the Concord Agreement, (b) accounts relating to the Concord Agreement and (c) all proceeds thereof collectively, (the "CONTRACT COLLATERAL").

         7.1.2 BY HORIZON. Horizon hereby pledges and grants to Lender a first priority security interest in and to Horizon's right, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located: all of Horizon's property, including without limitation, the following: (a) accounts, chattel paper, contract rights, instruments, documents and general intangibles ("ACCOUNTS"), and all goods whose sale, lease or other disposition by Horizon have given rise to Accounts and have been returned to or repossessed or stopped in transit by Horizon, (b) all inventory; (c) all furniture, fixtures and equipment; (d) monies, reserves, deposits, deposits accounts and interest or dividends thereon, lock box accounts, securities, cash, cash equivalents and other personal property (tangible or intangible) of Horizon now or at any time or times hereafter, (e) all books, records and computer records in any way relating to the Collateral herein described, and (f) all products and proceeds of the foregoing, including without limitation, proceeds of insurance policies insuring the foregoing (all of the foregoing property collectively the "HORIZON COLLATERAL"). The Stock Collateral, the Contract Collateral and the Horizon Collateral is collectively called the "COLLATERAL."

         7.2 DELIVERY OF DOCUMENTS. Borrowers shall execute and deliver to Lender, at the request of Lender, all agreements, instruments and documents that Lender reasonably may request, in form and substance acceptable to Lender, to perfect and maintain perfected Lender's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the other Loan Documents. Borrowers agree that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

         7.3 STOCK POWERS. USA agrees to execute and deliver to Lender (i) stock powers undated and appropriately endorsed in blank, with respect to the Pledged Stock and any warrants or options for the purchase of capital stock of Horizon included in the Stock Collateral and (ii) such other documents of transfer as Lender may from time to time reasonably request to enable Lender to transfer, after the occurrence and during the continuance of an Event of Default, the Stock Collateral into its name or the name of its nominee.

         7.4 PERFECTION OF STOCK COLLATERAL. USA agrees to (i) immediately deliver to Lender or Lender's nominee all certificates or other instruments evidencing any of the Stock Collateral which may at any time come into the possession of USA, (ii) instruct each "securities intermediary" (as defined in the Uniform Commercial Code of the State of Illinois) with whom USA maintains an account reflecting USA's ownership of any of the Stock Collateral to note Agent's security interest in such Stock Collateral on the books and records of such securities intermediary, and (iii) execute and deliver to Agent such financing statements as Agent may request with respect to the Stock Collateral. Borrowers shall not permit any other person or entity to have any security interest in or lien against the Stock Collateral.

         7.5 STOCK COLLATERAL ADJUSTMENTS. If, so long as the Pledged Stock is held by Lender as Collateral, (i) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Horizon, or any option, warrant or similar instrument included within the Stock Collateral is exercised, or both, or (ii) any subscription warrants, options or other Rights shall be issued in connection with the Stock Collateral, then all new, substituted and additional shares, warrants, options, Rights or other securities, issued by reason of any of the foregoing, shall be promptly delivered to and held by Lender under the terms of this Agreement and shall constitute Stock Collateral hereunder; provided, that nothing contained in this
SECTION 7 is intended or shall be deemed to permit any stock dividend, issuance of additional stock, warrants, options or other Rights, reclassification, readjustment or other change in the capital structure of such Issuer without Lender's prior written consent.

         7.6 RECEIPT OF PROCEEDS OF COLLATERAL. From and after an Event of Default, at the request of Lender, all monies, checks, notes, drafts and all other payment for and/or proceeds of the Collateral which come into the possession or under the control of any Borrower shall be held subject to the lien of Lender and held in trust for Lender and immediately upon receipt thereof, such Borrower shall remit the same (or cause the same to be remitted), in kind, to Lender or at Lender's direction.

         7.7 BORROWERS' LIABILITIES. Upon the occurrence of an Event of Default, Lender may take control of the Collateral and/or the proceeds thereof in any manner, and may endorse Borrowers' names to any of the items of payment or proceeds described in SECTION 7.6 above or anywhere else in this Agreement and, pursuant to the provisions of this Agreement, Lender shall apply the same to and on account of all obligations and liabilities of Borrowers to Lender (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, as a guarantor, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the other Loan Documents, any document or instrument relating to any other loan or funds Borrowers have obtained from Lender or any Affiliate of Lender, or operation of law or otherwise (the "BORROWERS' LIABILITIES").

         7.8 NO OBLIGATION OF LENDER. Lender, at its option, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any person or entity against the Collateral.

         7.9 APPLICATION OF COLLATERAL. Regardless of the adequacy of any Collateral securing Borrowers' Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Lender to any Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of any Borrower in possession or control of Lender or its bailee for any purpose may, upon an Event of Default, be reduced to cash and applied by Lender to or set off by Lender against Borrowers' Liabilities and each Borrower hereby grants to Lender a security interest therein.

         7.10 APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT. Each of Horizon and USA does hereby irrevocably appoint Lender as its true and lawful attorney and agent-in-fact to endorse its names to such financing statements, notifications and other documents and communications required to maintain perfection of the security interests created under this Agreement.

         7.11 SUBSEQUENT CHANGES AFFECTING COLLATERAL. Borrowers hereby represent and warrant that they have made their own arrangements for keeping themselves informed of changes or potential changes affecting the Collateral, and Borrowers agree that Lender shall not have any obligation to inform Borrowers of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

         7.12 VOTING RIGHTS. During the term of this Agreement, and except as otherwise provided in this SECTION 7.12 below, USA shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of the Loan Agreement and any of the other Loan Documents. After the occurrence and during the continuance of an Event of Default, Lender may, at Lender's option, exercise all voting and other consensual powers pertaining to the Pledged Stock, including the right to take action by shareholder consent.

         7.13     DIVIDENDS AND OTHER DISTRIBUTIONS.

                  7.13.1 PRIOR TO DEFAULT. So long as no Event of Default shall have occurred and be continuing: (i) USA shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Stock, provided, that any and all (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Collateral; (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Stock on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Stock; shall be Collateral, and shall be forthwith delivered to Lender to hold as Collateral and shall, if received by USA, be received in trust for Lender, be segregated from the other property or funds of USA, and be delivered immediately to Lender as Collateral in the same form as so received (with any necessary endorsements); and (ii) Lender shall execute and deliver (or cause to be executed and delivered) to USA all such proxies and other instruments as Lender may reasonably request for the purpose of enabling Lender to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                  7.13.2 AFTER DEFAULT. After the occurrence and during the continuance of an Event of Default: (i) all rights of USA to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 7.13.1(i) hereof shall cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments; (ii) all dividends and interest payments which are received by USA contrary to the provisions of clause (i) of this SECTION 7.13.2 shall be received in trust for Lender, shall be segregated from other funds of USA and shall be paid over immediately to Lender as Collateral in the same form as so received (with any necessary endorsements); and (iii) USA shall, upon the written request of Lender, at USA's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                                  ARTICLE VIII
                              ASSIGNMENTS AND SALE

         8.1 LENDER'S RIGHT TO ASSIGN. Lender may assign, negotiate, pledge or other wise hypothecate this Agreement or any or all of its rights and security hereunder, including the Note evidencing the Loan and the other Loan Documents to any person or entity, and in case of such assignment, Borrowers will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrowers by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. From and after any such assignment or other transfer of this Agreement or any of Lender's rights hereunder, Lender's obligations to Borrowers shall be extinguished and released.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

         9.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute a default to the extent not waived or consented to in writing by Lender (an "EVENT OF DEFAULT"), and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the Loan Documents, including without limitation, the Note:

               (i) If any Borrower fails to pay any of its obligations under the Note or the other Loan Documents within five days of the date when due;

               (ii) If any Borrower fails or neglects to perform, keep or observe or breaches any material non-monetary term, provision, condition, covenant, warranty or representation contained in this Agreement, the Note, the Warrant, the other Loan Documents, or in any other agreement any Borrower has with Lender or any Affiliate of Lender, which is required to be performed, kept or observed by a Borrower; provided, however, such Borrower shall have a period of twenty-one (21) days after written notice of said failure of performance or observance to cure the same except that if any grace period provided by this
SECTION 9.1(ii) or SECTION 9.1(i) shall be resorted to more than twice in any six month period, Borrowers shall not be entitled to any further grace periods under SECTIONS 9.1(i) or 9.1(ii);

               (iii) If any of the Collateral or any of the other assets of any Borrower is attached, seized, subjected to a writ of distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such action or attachment is not released within sixty (60) days;

               (iv) If any Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due, if a petition under title 11, United States Code or any similar law or regulation shall be filed by or against any Borrower (and in the case of such petition filed against a Borrower, not dismissed within 60 days of such filing) or if any Borrower shall make an assignment for the benefit of its creditors or if any cause or proceeding is filed by or against any Borrower for its dissolution of liquidation, or if any Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

               (v) If a notice of lien, levy or assessment in excess of $ $50,000 with respect to USA or $25,000 with respect to Horizon is filed of record or given to Horizon or USA with respect to all or any of such Borrower's assets by any federal, state or local department or agency and such lien, levy or assessment is not cured to the satisfaction of Lender within thirty (30) days of the date of such notice, provided, however, a Borrower may, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings; provided that, pending any such legal proceedings, a Borrower shall give Lender such evidence of collateral security for the lien, levy or assessment as may be reasonably satisfactory to Lender to insure payment of the amount of the lien or the like and all interest and penalties with respect to a judgment thereon;

               (vi) If a Borrower is in default in the payment of any obligations, indebtedness or other liabilities to any third parties in excess of $100,000 (except for defaults currently in effect and which are disclosed to Lender in writing) and such event of default is declared and is not cured within thirty (30) days, provided, however, a Borrower may, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings; provided that, pending any such legal proceedings, a Borrower shall give Lender such evidence of collateral security for the disputed obligation as may be reasonably satisfactory to Lender to insure payment and all interest and penalties with respect to a judgment thereon;

               (vii) The appointment of a conservator for all or any portion of a Borrower's assets;

               (viii) The existence of any fraud, dishonesty or bad faith by or with the acquiescence of a Borrower which in any way relates to or affects the Loans;

               (ix) If any entity comprising a Borrower be dissolved, terminated, merged out of existence or liquidated;

               (x) If the trading of Parent's common stock is halted or terminated; or

               (xi) Termination or expiration of the Concord Agreement, without a replacement or successor thereto, acceptable to Lender, having been entered into by USA.

         9.2 NO FURTHER OBLIGATION. Upon an Event of Default, without notice by Lender to or demand by Lender of the Borrowers, Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrowers under this Agreement and the other Loan Documents. Upon an Event of Default, without notice by Lender to or demand by Lender of Borrowers, Borrowers' liabilities to Lender shall be due and payable, forthwith and all unpaid principal and accrued interest under the Note shall be become immediately due and payable.

         9.3 EXERCISE OF RIGHTS. Upon an Event of Default, Lender, in its sole and absolute discretion, may exercise any one or more of the rights and remedies provided for herein or in any of the other Loan Documents or accruing to a secured party under the Uniform Commercial Code of the relevant state and any other applicable law upon default by a debtor. All of Lender's rights and remedies under this Agreement and the Loan Documents are cumulative and nonexclusive;

         9.4 EQUITABLE RELIEF. Each Borrower recognizes that in the event a Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Loan Documents, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         9.5 NOTICE. Any notice required to be given by Lender of a sale, lease, other disposition of the collateral secured by the Loan Documents or any other intended action by Lender, deposited in the United States mail by certified or registered mail, postage prepaid and duly addressed to a Borrower at the address specified in this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to a Borrower thereof.

         9.6 SALE OF COLLATERAL. Upon an Event of Default, each Borrower agrees that Lender may, if Lender deems it reasonable, postpone or adjourn any such sale of the collateral secured by the Loan Documents from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrowers agree that Lender has no obligation to preserve rights against prior parties to the collateral secured by the Loan Documents. Further, to the extent permitted by law, each Borrower waives and releases any cause of action and claim against Lender as a result of Lender's possession, collection or sale of such collateral, any liability or penalty for failure of Lender to comply with any requirement imposed on Lender relating to notice of sale, holding of sale or reporting of sale of such collateral, and any right of redemption from such sale.

         9.7 REMEDIES. From and after the occurrence of any Event of Default, Lender may: (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to any or all of the Collateral, or Lender may use (at the expense of the Borrowers) such of the supplies or space of Horizon at Horizon's place of business or otherwise, as may be necessary to properly administer and control any or all of the Collateral or the handling of collections and realizations thereon; (b) bring suit, in the name of Horizon, USA or Lender and generally shall have all other rights respecting any or all of the Collateral, including the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any or all of the Collateral and issue credits in the name of Horizon, USA or Lender; and (c) foreclose the security interests created pursuant to the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing same. Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of Horizon, USA or Lender, or in the name of such other party as Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Lender in its sole discretion may deem advisable, and Lender shall have the right to purchase at any such sale. If any Collateral shall require rebuilding, repairing, maintenance or preparation, Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Collateral in such saleable form as Lender shall deem appropriate. Each Borrower agrees, at the request of Lender, to assemble the Collateral and to make it available to Lender at places which Lender shall select, whether at the premises of such or any other Borrower or elsewhere, and to make available to Lender the premises and facilities of such Borrower for the purpose of Lender's taking possession of, removing or putting the Collateral in saleable form. Unless expressly prohibited by the licensor thereof, if any, Lender is hereby granted a license to use all computer software programs, data bases, processes and materials used by Horizon in connection with its businesses or in connection with the Collateral. The net cash proceeds resulting from Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Lender to the payment of the Borrowers' Liabilities, whether due or to become due, in such order as Lender may elect, and pending such payment shall be held as security for such payment. Each Borrower shall remain liable to Lender for any deficiencies.

         9.9      RESTRICTIVE COVENANTS.

               9.9.1 In General. In consideration of the extension of the Loan and Lender's entering into this Agreement, Borrowers agree as follows:

               9.9.2 Non-Disclosure of Confidential Information. Borrowers acknowledge that upon the occurrence and during the continuance of an Event of Default and for a period of three (3) years after Lender has foreclosed upon either the Pledged Stock or the Horizon Collateral, the Borrowers agree that neither they nor their Affiliates, will, directly or indirectly, communicate or divulge, or use for their own benefit or for the benefit of any other person or entity, any confidential information of Horizon without the express prior written approval of Lender. However, the foregoing restrictions shall not apply under the following circumstances:

               (i) upon advice by counsel that disclosure is required by a court or other governmental agency of competent jurisdiction, provided that a Borrower shall first notify Lender in writing of the intended use or disclosure of such information and comply with such reasonable requests as Lender may make (in a timely manner) to assure that the use or disclosure of such information is limited to the extent reasonably necessary to accommodate proper purposes for such use or disclosure;

               (ii) disclosure or use of any such confidential information which is or becomes part of the public domain through no fault of a Borrower or any of their Affiliates or its or their agents; or

               (iii) in connection with enforcing rights under this Agreement.

               9.9.3 Non-Compete. Borrowers agree that upon the occurrence and during the continuance of an Event of Default and for a period of three (3) years after

Lender has foreclosed upon the either the Pledged Stock or the Horizon Collateral, neither they nor their Affiliates, will, directly or indirectly, without the express prior written approval of Lender, either individually or as an owner, officer, shareholder, employee, representative, broker, agent, salesman, partner, distributor, consultant, or otherwise, supply, market or sell Horizon Services (as defined in SECTION 9.10 herein) in any state in which Horizon had provided such services within the one (1) year period immediately preceding such foreclosure. Notwithstanding the foregoing, nothing contained herein shall prohibit the Borrowers or their Affiliates from engaging in any Permitted Activities.

                  9.9.4 Non-Interference. Borrowers agree that upon the occurrence and during the continuance of an Event of Default and for a period of three (3) years after Lender has foreclosed upon either the Pledged Stock or the Horizon Collateral, neither they nor their Affiliates, will, directly or indirectly, without the express prior written approval of Lender, induce or encourage (i) any employee of Horizon to leave his or her employment or to seek employment with any person or entity other than Horizon; or (ii) any customer, customer source, vendor or supplier of Horizon to modify or terminate any relationship (whether or not evidenced by a written contract) with Horizon.

                  9.9.5 Equitable Remedies. Borrowers acknowledges and agree that the restrictions set forth in this SECTION 9.9 are reasonable and necessary for the protection of Lender's security and that Lender will suffer irreparable injury if Borrowers or any of their Affiliates engage in the conduct prohibited thereby. Borrowers agree that if they or any of their Affiliates breach or threaten to breach any of their obligations under this SECTION 9.9, the other party, in addition to any other remedies available to Lender hereunder, at law or in equity, shall be entitled to specific performance and/or injunctive relief against the breaching party, in any court of competent jurisdiction to prevent such continued or threatened breach and to enforce their obligations under this
SECTION 9.9 or otherwise under this Agreement, without posting a bond, cash or other security. In the event of any breach or breaches of any obligation under this SECTION 9.9, whether or not there is litigation relating thereto, the restrictions as to duration contained therein shall automatically be extended for an additional period equal to the cumulative duration of such breach or breaches.

                  9.9.6 SCOPE. No Borrower will permit any of its officers, directors, Affiliates and employees, directly or indirectly, to do or cause to be done anything which such Borrower is prohibited from doing under the provisions of this SECTION 9.9.

                  9.9.7 JUDICIAL ACTION. If any court of competent jurisdiction shall at any time deem the terms of any portion of any restrictive covenant contained in this SECTION 9.9 too lengthy or too inclusive, the other portions hereof shall nevertheless stand, and the restrictive covenant shall be deemed to be the longest period permissible by law under the circumstances, and the restricted activities shall be deemed to include as many activities as permissible by law under the circumstances. The court in each case shall reduce the necessary terms to a permissible duration or scope.

         9.10     CONTINUING BUSINESS RELATIONSHIP.

                  9.10.1 PRODUCTS; PRICE. For a period of five (5) years after Lender has foreclosed upon either the Pledged Stock or the Horizon Collateral, Borrowers shall cause Parent and its Affiliates to sell to Horizon or the ultimate acquirer of the Horizon Collateral, as designated by Lender, for resale, products marketed by Parent or its Affiliates from time to time. Any such sales to Horizon or the ultimate acquirer of the Horizon Collateral shall be at prices and on terms for similar quantities which are at least as favorable as that available to any other reseller of Borrower or its Affiliates.

                  9.10.2 ENABLEMENT AND REPAIR SERVICES. For a period of three
(3) years after Lender has foreclosed upon either the Pledged Stock or the Horizon Collateral, Borrowers shall cause Horizon or the ultimate acquirer of the Horizon Collateral, as designated by Lender: (i) to be the exclusive provider of POS enablement services (installation, training, deployment, help desk service and equipment support) on behalf of Parent and its United States Affiliates on prices, terms, conditions and service levels competitive with those of comparable service providers; and (ii) to be the exclusive provider of repair services, both in and out of warranty, at prices and services levels competitive with those of comparable service providers (enablement and repair services are referred to herein as the "HORIZON SERVICES"). Notwithstanding the foregoing, nothing herein shall restrict or limit Parent and its Affiliates from providing such services to customers who require that the Parent or Affiliate provide such services after the Parent's or Affiliate's, as applicable, good faith attempt to cause Horizon or the ultimate acquirer of the Horizon Collateral to be the provider thereof (the "PERMITTED ACTIVITIES").

                  9.10.3 REFERRALS. For a period of three (3) years after Lender has foreclosed upon either the Pledged Stock or the Horizon Collateral, Borrowers shall cause Horizon or the ultimate acquirer of the Horizon Collateral, as designated by Lender, to be the exclusive recipient of leads for Horizon Services relating to customers of Parent and its United States Affiliates.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 TIME IS OF THE ESSENCE. Borrowers agree that time is of the essence in all of their covenants under this Agreement.

         10.2 PRIOR AGREEMENTS. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto, and shall supersede all prior negotiations, representations, or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.

         10.3 INDEMNIFICATION. To the fullest extent permitted by law, Borrowers hereby agree, jointly and severally, to protect, indemnify, defend and save harmless, Lender and its Affiliates, members, managers, officers, directors, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith unless such suit, claim or damage is caused solely by any act, omission, gross negligence or willful malfeasance of Lender or its Affiliates, members, managers, officers, directors, agents and authorized employees. This indemnity is not intended to excuse Lender from performing hereunder. This obligation on the part of Borrowers shall survive the closing of the Loan, the repayment thereof and any cancellation of this Agreement. Borrowers shall, jointly and severally, pay, and hold Lender and its Affiliates, members, managers, officers, directors, agents and employees harmless from, any and all claims of any brokers, finders or agents retained by any Borrower claiming a right to any fees in connection with arranging the financing contemplated hereby. Lender hereby represents that it has not employed a broker or other finder in connection with the Loans. Borrowers represent and warrant that no brokerage commissions or finder's fees are to be paid in connection with the Loans.

         10.4 CAPTIONS. The captions and headings of various Articles and Sections of this Agreement and Exhibits, if any, pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

         10.5 INCONSISTENT TERMS AND PARTIAL INVALIDITY. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, the terms of this Agreement shall govern and prevail. If any provision of this Agreement, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

         10.6 GENDER AND NUMBER. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

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
         10.7 NOTICES. Except as otherwise provided in this Agreement, any notice, demand or delivery to be made pursuant to this Agreement shall be deemed delivered and received (i) when personally delivered, (ii) on the third business day next following the day when deposited in the U.S. mail, postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) on the first business day after proper and timely deposit for next day delivery, charges prepaid, with a nationally recognized delivery service providing next-day service to the location of the recipient, to such party at the address set forth below:

                  If to Lender:             Michelle Investments LLC
                                            500 Skokie Blvd., Suite 380
                                            Northbrook, Illinois 60062
                                            Attn:  Sam Buchbinder

                  With a Copy to:           Arnstein & Lehr
                                            120 S. Riverside Plaza
                                            Suite 1200
                                            Chicago, Illinois 60606
                                            Attn:  Bruce H. Balonick

                  If to any Borrower:       Hypercom Corporation
                                            2851 West Kathleen
                                            Phoenix, Arizona 85053
                                            Attn: Jonathon Killmer

                  With a Copy to:           Snell & Wilmer
                                            1500 UniSource tower
                                            One South Church Avenue
                                            Tucson, Arizona 85701
                                            Attn:  Todd Jones

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto.

         10.8 GAAP. Except as otherwise stated in this Agreement, all financial information provided to Lender and all financial covenants will be made under generally accepted accounting principles, consistently applied.

         10.9 SUCCESSORS AND ASSIGNS. This Agreement is binding on Borrowers' and Lender's successors and assignees. Borrowers agree that they may not assign this Agreement without Lender's prior written consent.

         10.10    WAIVERS.


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
                  10.10.1 Right to Direct. Borrowers waive the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of Borrowers' liabilities to Lender and Borrowers agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

                  10.10.2 Effect of Waiver. Lender's failure to require strict performance by a Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by a Borrower under this Agreement or the other Loan Documents shall not suspend, waive or affect any other Event of Default by a Borrower under this Agreement or the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of a Borrower contained in this Agreement or the other Loan Documents and no Event of Default by a Borrower under this Agreement or the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by Lender and directed to the Borrower specifying such suspension or waiver.

                  10.10.3 Other Waivers. Except as otherwise specifically provided in this Agreement, each Borrower waives any and all notice or demand which a Borrower might be entitled to receive by virtue of any applicable statute of law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, nonpayment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Lender on which a Borrower may in any way be liable.

         10.11 JOINT AND SEVERAL LIABILITY. All obligations of the Borrowers under this Agreement and under the other Loan Documents shall be joint and several and may be fully enforced against any of them in legal proceedings without any requirement that all other parties be joined as a party defendant in those proceedings.

         10.12 ILLINOIS LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

         10.13 CONSENT TO EXCLUSIVE JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS AGREEMENT, ALL PARTIES HERETO IRREVOCABLY AGREE THAT, UNLESS
LENDER IN ITS SOLE AND ABSOLUTE ELECTION, CONSENTS OTHERWISE,
WITHOUT LIMITING THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING

AGAINST BORROWERS OR AGAINST ANY PROPERTY OF BORROWERS (AN "ACTION") ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF OTHER JURISDICTIONS, BORROWERS SEVERALLY IRREVOCABLY SUBMIT TO THE JURISDICTION, PROCESS AND VENUE OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS AND HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR IN SUCH FEDERAL COURT. BORROWERS SEVERALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSES OF LACK OF JURISDICTION OVER ANY PERSON, INCONVENIENT FORUM OR IMPROPER VENUE, TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION.

         10.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE NOTE AND WARRANT OR (b) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

         10.15 Counterparts. This Loan Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.16 Survival. All representations and warranties shall survive execution of this agreement and the making of the Loan.

         10.17 Usury. No provision contained herein or in the Note or any of the other Loan Documents, which purports to obligate a Borrower to pay any amount of interest or other sums which is in excess of the maximum permitted by applicable law shall be effective to the extent that it calls for the payment of any interest or other sums in excess of such maximum. All agreements herein and therein are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

                     [EXECUTIONS ARE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed the day and year first above written.

BORROWERS:

HYPERCOM CORPORATION, a Delaware          HYPERCOM U.S.A., INC., a Delaware
corporation                               corporation


By:  /s/ Jonathon E. Killmer              By:  /s/ Jonathon E. Killmer
     -----------------------                   -----------------------
         Jonathon E. Killmer                       Jonathon E. Killmer
         -------------------                       -------------------

    its: Executive Vice President             its: Secretary
         ------------------------                  -------------------


HYPERCOM HORIZON, INC., a Missouri
corporation

By: /s/ Jonathon E. Killmer
    -----------------------
        Jonathon E. Killmer
        -------------------
   its: Secretary
        -------------------



LENDER:

MICHELLE INVESTMENTS LLC, an Illinois
limited liability company



By: /s/  Sam Buchbinder
    ----------------------------
         Sam Buchbinder, Manager



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